KPMG

KPMG Certified Auditors S.A.
44, Syngrou Avenue
117 42 Athens, Greece
Telephone +30 210 6062100
Fax +30 210 6062111
Email: info@kpmg.gr

Private and confidential
Securities and Exchange Commission
100 F. Str. N.E.
Washington
D.C. 20549

Our ref sam/CSR (1112966)

29 April 2024

Dear Commissioners,

We have read the statements in Item 4.01 of the Current Report on Form 8-K filed by Cosmos Health Inc. (the "Company") on April 26, 2024, and have the following comments:

1. We disagree with following statements:
   - the third paragraph; and
   - the first sentence of the fourth paragraph.

With respect to the third paragraph, we disagree that from August 7, 2023 to April 25, 2024, there were no "disagreements" between the Company and KPMG Certified Auditors SA ("KPMG Greece") "on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure." Consistent with our obligations under Section 10A of the Securities Exchange Act of 1934, on April 17, 2024, KPMG Greece informed the Audit Committee of the Board of Directors of the Company (the "Audit Committee") that in its audit of the Company's financial statements for the year ended December 31, 2023, KPMG Greece had identified certain transactions that suggested that an illegal act may have occurred and asked the Audit Committee to undertake a prompt investigation of such transactions and to facilitate certain additional audit procedures before the audit of the Company's financial statements could be completed. KPMG Greece reiterated those requests to the Audit Committee on April 22, April 23, and April 24, 2024. As of the time of our dismissal on April 26, 2024, we are not aware of such an investigation having been initiated and the additional audit procedures had not been perfomed.

With respect to the first sentence of the fourth paragraph, the Company did not furnish KPMG Greece with a copy of the disclosures in its Form 8-K prior to its filing with the SEC.

2. We agree with the following statements:
   - the first and third sentences in the first paragraph;
   - the second paragraph
3. We have no basis to agree or disagree with any other statement made in item 4.01 of the Form 8-K.

Very truly yours,

KPMG Certified Auditors S.A.